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                                                                  Exhibit 3.4

                                     BYLAWS



                                       OF



                                 GREENPOINT BANK


                                                         As of January 19, 2001
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                                    BYLAWS OF
                                 GREENPOINT BANK


                             ARTICLE I. HOME OFFICE

         The home office of the GreenPoint Bank ("SAVINGS BANK") is 807 Manhattan Avenue, Brooklyn, New York.


                            ARTICLE II. SHAREHOLDERS

         SECTION 1. PLACE OF MEETINGS. All annual and special meetings of shareholders shall be held at the home office of the SAVINGS BANK or at such other place in the State in which the principal place of business of the SAVINGS BANK is located as the Board of Directors may determine.

         SECTION 2. ANNUAL MEETING. A meeting of the shareholders of the SAVINGS BANK for the election of Directors and for the transaction of any other business of the SAVINGS BANK shall be held annually within 120 days after the end of each calendar year.

         SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the New York State Banking Department ("NYB"), may be called at any time by the Chairman of the Board of Directors (as set forth in Article V, Section 7, hereinafter referred to as the "Chairman of the Board") or by a majority of the Whole Board of Directors, whereas the term "Whole Board of Directors" shall mean the number of authorized directorships, whether or not there exists any vacancies in any previously authorized directorships.


         SECTION 4. CONDUCT OF MEETINGS. The Chairman of the Board shall preside at all meetings and in his absence, a person designated by a majority of the Board shall preside at all meetings. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulations of the manner of voting and the conduct of discussion as seem to him in order.

         SECTION 5. NOTICE OF MEETINGS. Written notice stating the place, day and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the secretary, or the Board of Directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the


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shareholder at the address as it appears on the stock transfer books or records of the SAVINGS BANK as of the record date prescribed in Section 6 of this
Article II, with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

         SECTION 6. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 50 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

         SECTION 7. VOTING LISTS. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the SAVINGS BANK shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the SAVINGS BANK. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection by any shareholder during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         SECTION 8. QUORUM. A majority of the outstanding shares of the SAVINGS BANK entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The a quorum at any meeting, or the existence of

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a duly organized meeting at which enough shareholders have withdrawn from such meeting to constitute less than a quorum, however, shall not serve to amend, alter or modify any provisions in the SAVINGS BANK's restated organization certificate or these Bylaws which require the vote of more than a majority of the outstanding shares entitled to vote at a duly organized meeting.

         SECTION 9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Whole Board of Directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

         SECTION 10. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership stands in the name of two or more persons, in the absence of written directions to the SAVINGS BANK to the contrary, at any meeting of the shareholders of the SAVINGS BANK any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         SECTION 11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his name, if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee, shall be entitled to vote the shares so transferred.


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         Neither treasury shares of its own stock held by the SAVINGS BANK, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the SAVINGS BANK, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         SECTION 12. CUMULATIVE VOTING. Shareholders shall not be entitled to cumulate their votes for election of directors.

         SECTION 13. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the Chairman of the Board may, or on the request of a shareholder present at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the Chairman of the Board shall determine whether there shall be one or three inspectors of election. If appointed at the meeting and the Chairman of the Board fails to determine whether there shall be one or three inspectors of election, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the Chairman of the Board.

         Unless otherwise prescribed by regulations of the NYB, the duties of such inspectors shall include: determining the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

         SECTION 14. NEW BUSINESS. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the SAVINGS BANK at least 45 days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting, but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and


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the same may be discussed and considered, but unless stated in writing and filed with the secretary at least 45 days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees; but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

         SECTION 15. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

                         ARTICLE III. BOARD OF DIRECTORS

         SECTION 1. GENERAL POWERS. The business and affairs of the SAVINGS BANK shall be under the direction of its Board of Directors. No more than three salaried officers of the SAVINGS BANK may simultaneously serve on the board. The Board of Directors shall annually elect a Chairman from among its members who shall preside at its regular and special meetings. In the absence or inability of the foregoing officer to act, at any fully constituted meeting of the Board members, a temporary chairperson shall be appointed by those present to act as such during the interim term.

         SECTION 2. NUMBER AND TERM. The Board of Directors shall consist of eleven (11) members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected annually.

         SECTION 3. REGULAR MEETINGS. A regular monthly meeting of the Board of Directors shall be held at least eleven times a year without other notice than this bylaw. At least one meeting shall be held immediately after and at the same place as, the annual meeting of shareholders, which shall be the annual meeting of the Board. The Board of Directors may provide, by resolution, the time and place, within the SAVINGS BANK's normal lending territory, for the holding of additional regular meetings without other notice than such resolution.

         SECTION 4. QUALIFICATION. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the SAVINGS BANK unless the SAVINGS


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BANK is a wholly owned subsidiary of a holding company.

         SECTION 5. SPECIAL MEETINGS. The Chairman of the Board, or in the absence or disability of the Chairman of the Board, the President may call special meetings of the Board, and the Secretary of the Board shall call a meeting upon the written request of a majority of the Board of Directors. A special meeting may be held at such time and place as shall be stated in the notice of meeting.

         SECTION 6. PARTICIPATION IN MEETINGS BY DIRECTORS. Members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or Committee by means of conference telephone, or by means of similar communications equipment by means of which all persons participating in the meeting can speak and hear each other at the same time and such participation shall constitute presence in person at such meeting.

         SECTION 7. NOTICE. Written notice of any special meeting shall be given to each director at least twenty-four (24) hours prior thereto when delivered personally or by telephone or telegram, or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. The business to be transacted at, and the purpose of, any special meeting of the Board of Directors must be specified in the notice of such meeting and no other business shall be transacted at that time.

         SECTION 8. QUORUM. A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transacting of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 7 of this Article III.

         SECTION 9. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by regulations of the NYB, the Restated Organization Certificate or by these Bylaws.


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         SECTION 10. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         SECTION 11. ELIGIBILITY, RESIGNATION AND RETIREMENT. Any director may resign at any time by sending a written notice of such resignation to the home office of the SAVINGS BANK addressed to the Chairman of the Board. Unless otherwise specified, such resignation shall take effect upon receipt by the Chairman of the Board. The absence from regular meetings of the Board of Directors and the meetings of any committee of the Board of which the director is a member, for six consecutive months, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective when such resignation is accepted by the Board of Directors.

         Except for the initial members of the Board of Directors as set forth in the Restated Organization Certificate, no person shall be eligible for initial election as a Director who is 65 years of age or more. No person may be elected, appointed, nominated or otherwise serve as a director of the SAVINGS BANK after December 31 of the year in which such person attains the age of 72, grandfathering the three Directors who currently (as at April 1994) have attained the age of 72 or more to the age of 75. Vacancies on the Board of Directors created by operation of this provision may be filled in accordance with the Bylaws.

         SECTION 12. VACANCIES. All vacancies in the office of Director, including newly created Directorships resulting from an increase in the number of Directors, shall be filled by election of stockholders, except that vacancies not exceeding one-third of the entire Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum of the Board of Directors, provided that the nomination of a candidate therefor shall have been made by the Nominating Committee, created as hereinafter provided in these Bylaws. A director elected to fill a vacancy shall be elected to serve for the balance of the unexpired term and a Director elected to fill a vacancy to be filled by reason of an increase in the number of directors shall be elected to serve for the balance of the unexpired term of the class to which such director is elected.

         SECTION 13. COMPENSATION. Directors, as such, may receive compensation for their services, including a stated retainer. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board of Directors. Members of either


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standing, special or temporary committees, as such, may receive compensation for their services, including a stated retainer, as the Board of Directors may determine. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of committees.

         SECTION 14. PRESUMPTION OF ASSENT. A director of the SAVINGS BANK who is present at a meeting of the Board of Directors at which action on any SAVINGS BANK matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the SAVINGS BANK within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

         SECTION 15. REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the Restated Organization Certificate or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

         SECTION 16. EMERGENCY AUTHORITY. In the event there shall occur an acute emergency resulting from a hostile attack, as defined in Article 7 of the New York State Defense Emergency Act, which shall be of such severity as to prevent the conduct and management of the affairs and business of the SAVINGS BANK by its Directors and officers as otherwise provided in these Bylaws, any three or more available members of the then incumbent Executive Committee shall constitute an emergency Board of Directors which shall have the power, subject to limitations prescribed in Article 7 of the New York State Defense Emergency Act, by a majority of such persons present, to take any and every action which may be necessary to meet the exigencies of the acute emergency and to enable the SAVINGS BANK to conduct its business during such period, including the relocation elsewhere of any office of the SAVINGS BANK which shall be unable to function because of the acute emergency. If during the period of acute emergency there shall be no Executive Committee, or a minimum of three members of the then incumbent Executive Committee shall not be available, then and in that event such other available Directors as may be needed to obtain the minimum of three members shall serve on the emergency Board of Directors.


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         During a period of acute emergency resulting from a hostile attack, the emergency management of the SAVINGS BANK shall be in accordance with the powers and limitations contained in the existing provisions of Article 7 of the New
York State Defense Emergency Act, and such provisions shall suspend or modify these Bylaws to the extent of any conflict.


                             ARTICLE IV. COMMITTEES

         SECTION 1. ENUMERATION OF COMMITTEES. The standing committees of the Board of Directors shall be an Executive Committee, an Audit Committee, and a Nominating Committee. The Board of Directors, by vote of a majority of the whole Board of Directors, may from time to time designate additional committees of the Board, either temporary or permanent, with such lawfully delegable powers and duties as it thereby confers not inconsistent with these Bylaws, to serve at the pleasure of a majority of the Whole Board and shall, for these committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members ("Alternate Directors") who may replace any absent or disqualified member at any meeting of the committee; provided however, that the Chairman shall be a member of, and shall serve as the chairman of the Executive Committee. The Board of Directors, by a resolution adopted by a majority of the Whole Board may terminate any committee previously established.

         SECTION 2. THE EXECUTIVE COMMITTEE. The Executive Committee shall consist of the Chairman of the Board and not less than four additional Directors elected by the vote of the majority of the Whole Board.

         If any member of the Executive Committee shall be absent from any meeting of the committee, the Chairman shall designate some other Director, other than one serving as a salaried officer, to act as a member of the committee at that meeting. In the event there shall be a vacancy in the office of Chairman, then and in that event such other additional Director or Directors as may be needed to obtain the full complement of members shall be elected by the Board to serve until the vacancy is filled, or until the next annual meeting. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the Whole Board of Directors.

         Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the committee may be called by the Chairman or at any time by any two members of the committee, upon twenty-four hours' notice by mail, in person, or by


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telegraph or telephone. The notice of a special meeting of the committee, however given, shall state the time when and the place, which shall be within the State of New York, where the meeting is to be held and the business which is to be presented and no business other than that stated in the notice shall be transacted at said meeting. The Executive Committee may make rules for the regulation of its meetings and proceedings not inconsistent with these Bylaws.

         Three members of the committee, including designees designated to act for an absent member or members of the committee, shall be necessary for a quorum at any meeting of the committee. Attendance by Alternate Directors shall constitute membership on the Committee for determining quorum requirements. Action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

         Except as otherwise provided herein, the Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors, except to the extent, if any, that such authority may be limited by resolution adopted by a majority of the Whole Board of Directors or by the laws of the State of New York. In addition, the Executive Committee shall not have the authority of the Board of Directors with reference to: the submission to stockholders of any action that requires stockholders' authorization under New York law or regulations; the filling of vacancies in the Board of Directors or in any committee of the Board of Directors; the fixing of compensation of the Directors for serving on the Board or any committee thereof; the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable; the taking of any action which is expressly required by New York law or regulation to be taken at a meeting of the Board of Directors or by a specified proportion of Directors; the amendment or repeal of the Restated Organization Certificate or Bylaws of the SAVINGS BANK or adoption of new Bylaws of the SAVINGS BANK, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease or other disposition of all or substantially all of the property and assets of the SAVINGS BANK otherwise than in the usual and regular course of its business; a voluntary dissolution of the SAVINGS BANK; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.


         SECTION 3. THE NOMINATING COMMITTEE. The Board of Directors, by resolution


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adopted by a majority of the Whole Board, shall appoint a Nominating Committee of the Board, consisting of not less than three (3) members of the Board of Directors. The Nominating Committee shall have authority (a) to review any nominations for election to the Board of Directors made by a stockholder of the SAVINGS BANK and (b) to recommend to the Whole Board nominees for election to the Board of Directors (i) to replace those Directors whose terms expire at the annual meeting of stockholders next ensuing and (ii) to fill vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, or resulting from an increase in the authorized number of Directors.

         SECTION 4. THE AUDIT COMMITTEE. The Audit Committee shall consist of four or more Directors, none of whom shall be a salaried officer of the SAVINGS BANK, who shall be elected to said Committee at the annual meeting of the Board of Directors, or in the case of the filling of a vacancy (such vacancy, in every case to be filled by an existing non-salaried Director) at any regular or special meeting of the Board. The Audit Committee shall assist the Board of Directors in fulfilling its obligation to oversee the appropriateness of accounting policies, and SAVINGS BANK procedures and controls and shall be charged with the duty of carrying out the requirements of Section 254 of the Banking Law as the same now is in force or as it may be amended or of any law substituted therefor. In performing its functions, the Audit Committee shall utilize the expertise of the SAVINGS BANK's internal Auditing Department under the direction of the SAVINGS BANK's internal Auditor. The Audit Committee shall hold formal meetings with the SAVINGS BANK's internal auditors on a quarterly basis.


                               ARTICLE V. OFFICERS

         SECTION 1. POSITIONS. The Board shall elect a Chairman of the Board, who shall be the Chief Executive Officer and who shall be a member of the Board of Directors. The Board shall also elect a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, and a Secretary, who need not be members of the Board. The offices of Secretary and, if appointed, Treasurer, may be held by the same person and a Vice President may also be either a Secretary or Treasurer. Any offices may be held concurrently by the same person, except that the Chairman shall hold no additional office other than in this Section 1 provided. The Board of Directors shall also appoint the Auditor, who may not hold another office.

         The Chairman, the President and the Executive Vice Presidents shall be the Executive Officers of the SAVINGS BANK.

         SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the SAVINGS
BANK


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required to be elected by the Board of Directors pursuant to Section 1 hereof shall be elected annually at the annual meeting of the Board of Directors or at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, retirement or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contractual rights. The Board of Directors may authorize the SAVINGS BANK to enter into an employment contract with any officer; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this Article V.

         SECTION 3. REMOVAL. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the SAVINGS BANK will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

         SECTION 4. VACANCIES. A vacancy in any executive officer position because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term. Any vacancy in any officer position other than an executive officer position may be filled by the Chief Executive Officer for the unexpired portion of the term, provided such action by the Chief Executive Officer is ratified by the Board of Directors.

         SECTION 5. DELEGATION OF DUTIES. In the absence or disability of an officer of the SAVINGS BANK, or for any other reason which may seem sufficient to the Board, the Board of Directors may delegate his powers and duties to any other officer or to any Director.

         SECTION 6. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the Board of Directors. The employees of the SAVINGS BANK shall receive such compensation and allowances as the Board of Directors may from time to time fix or approve or, within limits or schedules from time to time fixed or established by the Board as may be determined by the Executive Committee, the Chairman or a committee of the Board appointed for that purpose.

         SECTION 7. CHAIRMAN OF THE BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER. The


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Chairman of the Board shall be the Chief Executive Officer of the SAVINGS BANK and, subject to the provisions of these Bylaws and the resolutions of the Board, shall have the active management, direction and supervision of the SAVINGS BANK and its officers, its operations, securities and obligations, and shall have all powers and perform all duties incidental of his office. He shall preside at all meetings of the Board and the Executive Committee, and appoint all committees not otherwise provided for by law or by these Bylaws or by action of the Board of Directors. He may perform, or cause to be performed, at any time, any of the functions or duties of any other officer. He may assign to all other officers, employees and agents of the SAVINGS BANK, duties in addition to those specifically described in these Bylaws.

         He shall have custody of the common seal and direct the use of it. He shall have power to sign and execute any and all contracts, papers and legal documents. He may delegate to Counsel or such other officers as are designated by the Board of Directors, the authority, under the seal of the SAVINGS BANK, to execute and acknowledge, in the name and on behalf of the SAVINGS BANK, all contracts, papers and documents incident or related to the business of the SAVINGS BANK, except where otherwise directed by law or by these Bylaws.

         Unless otherwise provided by resolution of the Board of Directors or these Bylaws, he may fill vacancies on committees and may appoint such other committees as he may deem necessary or the Board may require. He shall perform such other duties as the Board of Directors may direct.

         The decisions of the Chairman of the Board on any matter, incident to the business of the SAVINGS BANK, shall be conclusive unless modified by the Board of Directors.

         SECTION 8. PRESIDENT. The President shall be designated as Chief Operating Officer and shall perform such administrative and executive duties as are provided in these Bylaws, and as may be properly delegated by the Chairman of the Board. In the absence of or inability of the Chairman of the Board to act, the President shall perform all the duties of the Chairman of the Board.

         SECTION 9. EXECUTIVE VICE PRESIDENTS. The Executive Vice Presidents shall perform such administrative and executive duties as are provided in these Bylaws, and as may be properly required of them or delegated to them by the Chairman, or as may from time to time be required by the Board of Directors, and shall exercise such powers as may from time to time be conferred upon them by the Board.


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

         SECTION 10. SECRETARY. The Secretary shall give due notice as in these Bylaws provided of all meetings of the Board of Directors and of the Executive Committee. He shall attend all meetings of the Board and of said Committee and shall keep the minutes thereof. If requested so to do he shall attend and keep the minutes of the meetings of any and all other committees of the Board. He shall have custody of the corporate records of the SAVINGS BANK and its common seal; and when properly affixed to any document shall attest said seal. He shall perform all of the usual duties of the Secretary of a corporation, together with such duties as may from time to time be properly assigned to him by the Chairman or the Board of Directors.

         SECTION 11. SENIOR VICE PRESIDENTS. The Senior Vice Presidents shall severally perform such duties and shall exercise such powers as may from time to time be assigned to or conferred upon them by the Board of Directors, and they shall perform such other duties as may be assigned to them by the Chairman.

         SECTION 12. AUDITOR. The Auditor shall, subject to the control and direction of the Board of Directors, have supervision and control of such program of internal audit as may be approved by the Board or be required by a body having supervisory or examining authority over the SAVINGS BANK; said program shall in any case, require periodic review and verification of the assets of the SAVINGS BANK, the control of items of income and the review of expenditures. He shall also examine, or cause to be examined, and verify, or cause to be verified, entries in financial records and shall review, or cause to be reviewed all reports made to examining, supervisory and taxing authorities before they are forwarded or filed. The Auditor shall report in writing upon the foregoing matters to the Chairman at least as often as once in each quarter. The Auditor also shall transmit directly to the Audit Committee of the Board of Directors such reports, quarterly or otherwise, as may be necessary for that Committee to perform its functions. The Auditor shall also prepare or have prepared and shall submit any and all additional reports required of him at any time by the Board of Directors or the Chairman.

         SECTION 13. OTHER OFFICERS. The Chairman of the Board or the Board of Directors, upon recommendation of the Chairman of the Board, may in their discretion, from time to time, establish such other offices as it may deem wise and may elect incumbents thereof and fix their duties and powers not inconsistent with the provisions of these Bylaws. Such officers, unless the Board shall by resolution duly adopted otherwise provide, shall hold office during the pleasure of the Board and the Chairman.


                     ARTICLE VI. SECURITIES AND INVESTMENTS


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

         SECTION 1. LOANS AND INVESTMENTS. The Board of Directors shall from time to time determine and direct to what extent the funds and property of the SAVINGS BANK shall be invested, and, subject to all applicable provisions of law, the kind and character of the investments which are to be made and how the same shall be handled and dealt with. No loans shall be contracted on behalf of the SAVINGS BANK and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

         SECTION 2. CARE AND CUSTODY OF SECURITIES. All stocks, bonds and other securities, including bonds and mortgages, not directed by the Board of Directors to be held in bearer form, or in the name of a nominee, shall be in the name of the SAVINGS BANK and, to the extent that the form of the several securities may permit or as may be permitted or required by law, shall be registered or recorded in the name of the SAVINGS BANK. All securities including bonds and mortgages held by the SAVINGS BANK shall be kept in such manner and at such places as the Board of Directors, having due regard for the safety and protection thereof, may direct, and all or any part thereof may be lodged or deposited for safekeeping with such other institutions as the Board may from time to time approve.

         SECTION 3. TRANSFERS OF SECURITIES, ETC. Transfers and assignments of stocks, bonds and other securities standing, issued or registered in the name of the SAVINGS BANK may be signed by any two of the following officers acting by virtue of their several offices, to wit: the Chairman, the President, an Executive Vice President, the Secretary, or may be signed by any one of said officers together with such other officer or officers, or person or persons, as the Board of Directors may from time to time authorize or designate.

         The Chairman or the President, or in their absence an Executive Vice President (other than one serving as Mortgage Loan Officer) or the Secretary, shall execute any and all instruments for the proper transaction of the business of the SAVINGS BANK relating to its mortgage investments, including extensions, modifications, alterations, and amendments, assignments and satisfaction pieces. The Board of Directors may, nevertheless, at any time authorize and empower other additional officers or employees to do any one or more of these things.

                  ARTICLE VII. DEPOSITORIES, CHECKS AND DRAFTS


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

         SECTION 1. DEPOSITARIES AND WITHDRAWALS. The Board of Directors may from time to time designate banks, trust companies or similar institutions to be depositaries of funds of the SAVINGS BANK and may by resolution designate the officer or officers, or employee or employees, who shall be authorized to sign the checks, drafts, vouchers or orders of the SAVINGS BANK upon which such depositaries shall be authorized to pay out the moneys so deposited. Unless and until the Board shall otherwise provide, such checks, drafts, vouchers or orders for the payment of deposited funds shall be signed by any two of the following officers (other than one serving concurrently as Mortgage Loan Officer or Auditor): the Chairman, the President, an Executive Vice President, a Senior Vice President, a Vice President, the Secretary, the Comptroller, an Assistant Vice President, an Assistant Secretary, an Assistant Comptroller and the Assistant to the President, if the Board of Directors shall have established the offices of Assistant Vice President, Assistant Secretary, Assistant Comptroller or Assistant to the Chairman.

         SECTION 2. DEPOSITORS' WITHDRAWALS. The Chairman, the President, an Executive Vice President or the Secretary shall designate those officers and employees who shall be authorized to sign or countersign checks drawn upon the general deposit accounts of the SAVINGS BANK issued in payment of depositor withdrawals.

         The Board of Directors may also adopt such other means of payment of depositor withdrawals as to it may seem proper and expedient.


            ARTICLE VIII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of capital stock of the SAVINGS BANK shall be in such form as shall be determined by the Board of Directors and approved by the NYB. Such certificates shall be signed by the Chairman of the Board or by any other officer of the SAVINGS BANK authorized by the Board, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the SAVINGS BANK itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the SAVINGS BANK. All certificates surrendered to the SAVINGS BANK for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except

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

that in case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the SAVINGS BANK as the Board of Directors may prescribe.

         SECTION 2. TRANSFER OF SHARES. Transfer of shares of capital stock of the SAVINGS BANK shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by a duly executed power of attorney and filed with the SAVINGS BANK. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the SAVINGS BANK shall be deemed by the SAVINGS BANK to be the owner for all purposes.


                      ARTICLE IX. FISCAL YEAR; ANNUAL AUDIT

         The fiscal year of the SAVINGS BANK shall be as fixed by the Board of Directors. The SAVINGS BANK shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors. The appointment of such accountants shall be subject to annual ratification by the shareholders.


                              ARTICLE X. DIVIDENDS

         Subject to the terms of the SAVINGS BANK's Restated Organization Certificate and the regulations and orders of the NYB, the Board of Directors may, from time to time, declare, and the SAVINGS BANK may pay, dividends on its outstanding shares of capital stock.


                           ARTICLE XI. CORPORATE SEAL

         The Board of Directors shall provide a SAVINGS BANK seal, which shall be two concentric circles between which shall be the name of the SAVINGS BANK. The year of incorporation or an emblem may appear in the center.


                            ARTICLE XII. SURETY BONDS

         SECTION 1. SURETY BONDS AND PREMIUMS THEREON. The SAVINGS BANK shall


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

procure from a responsible surety company approved by the Board of Directors and shall keep continuously in force and effect a banker's blanket bond of insurance or a fidelity bond of similar type and character covering all of the officers and employees of the SAVINGS BANK in such amount as the Board may fix. The Board may also require that individual officers or employees shall furnish separate bonds conditioned on the faithful performance of their several duties. It shall be obligatory upon the officers and employees to furnish to the SAVINGS BANK and to the surety company involved any and all information necessary or appropriate to the procurement of any bond or bonds herein provided for. The SAVINGS BANK may dismiss any officer or employee who shall fail when asked or who shall refuse to give any and all proper and relevant information required by the designated surety company or as to whom such surety company shall decline to give a bond or whom the surety company shall decline to include in a general bond.

         All expenses connected with such bond or bonds and all premiums thereon shall be borne by the SAVINGS BANK.


                          ARTICLE XIII. INDEMNIFICATION

         SECTION 1. SCOPE OF INDEMNIFICATION. Except to the extent expressly prohibited by the New York Banking Law, the SAVINGS BANK shall indemnify each person made, or threatened to be made, a party to any action or proceeding, whether criminal or civil, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the SAVINGS BANK, or is or was serving, in any capacity, at the request of the SAVINGS BANK, any other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees and expenses, reasonably incurred in enforcing such person's right to indemnification, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such persons establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled, and provided that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the SAVINGS BANK has given its prior consent to such settlement or other disposition.

         SECTION 2. REIMBURSEMENT OF EXPENSES. The SAVINGS BANK shall advance or


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

promptly reimburse upon request any person entitled to indemnification hereunder for all reasonable expenses, including attorneys' fees and expenses, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled; provided, however, that such person shall cooperate in good faith with any request by the SAVINGS BANK that common counsel be used by the parties to any action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interest between or among parties.

         SECTION 3. ADDITIONAL RIGHTS. Nothing herein shall limit or affect any right of any director, officer, or other corporate personnel otherwise than hereunder to indemnification or expenses, including attorneys' fees and expenses, under any statute, rule, regulation, certificate of incorporation, Bylaws, insurance policy, contract, or otherwise; without affecting or limiting the rights of any director, officer or other corporate personnel pursuant to this Article XIII, the SAVINGS BANK is authorized to enter into agreements with any of its directors, officers or other corporate personnel extending rights to indemnification and advancement of expenses to the fullest extent permitted by applicable law.

         SECTION 4. NOTICE OF AMENDMENTS OR ELIMINATION. Anything in these Bylaws to the contrary notwithstanding, no elimination or amendment of this Article adversely affecting the right of any person to indemnification or advancement of expenses hereunder shall be effective until the 60th day following notice to such person of such action, and no elimination of or amendment to this Article XIII shall deprive any such person's rights hereunder arising out of alleged or actual occurrences, act or failures to act prior to such 60th day. Any amendments or eliminations made pursuant to this Section are only effective with regard to acts occurring after such date.

         SECTION 5. AMENDMENT OR ELIMINATION. The SAVINGS BANK shall not, except by elimination or amendment of this Article XIII in a manner consistent with the preceding Section 4, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of this Article XIII. The indemnification of any person provided by this Article XIII shall continue after such person has ceased to be a director or officer of the SAVINGS BANK and shall inure to the benefit of such person's heirs, executors, administrators and legal representatives.

         SECTION 6. SEVERABILITY OF PROVISION. In case any provision in this
Article XIII shall


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

be determined at any time to be unenforceable in any respect, the other provisions of this Article XIII shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the SAVINGS BANK to afford indemnification and advancement of expenses to its directors or officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.


                       ARTICLE XIV. RULES AND REGULATIONS

         Management shall adopt rules and regulations not inconsistent with law for the payment of deposits and interest and, generally, for the transaction and management of the affairs of the SAVINGS BANK. Such rules and regulations shall be posted in a conspicuous place in the offices of the SAVINGS BANK and shall be available to depositors upon request. Such posting shall be taken and held as actual notice to and be binding upon each depositor and to all persons claiming any interest in any account. All notices to the SAVINGS BANK from depositors, or other persons claiming any interest in any account, shall be not effective unless they are in writing and signed by the persons giving such notice.

         Rules and regulations adopted by management or any amendments thereto shall be transmitted to the Board of Directors at its next regular monthly meeting following the adoption of same.


                             ARTICLE XV. AMENDMENTS

         These Bylaws may be amended in a manner consistent with regulations of the NYB at any time by a majority vote of the Whole Board of Directors, or by the affirmative vote of at least 80% of the votes eligible to be cast by the shareholders of the SAVINGS BANK at any legal meeting.

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